Exhibit 99.01

Press Release
www.shire.com

Shire’s VENVANSE® (lisdexamfetamine dimesylate) Marketing Application accepted for review in Europe

NYON, Switzerland  – January 05, 2012 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, today announced the acceptance for review of their once-daily ADHD medicinal product VENVANSE® (lisdexamfetamine dimesylate) by the Medicines Healthcare products Regulatory Agency (MHRA), UK. The MHRA have agreed to act as the Reference Member State for this Decentralised Procedure (DCP) which will initially include eight European countries.This application follows the successful completion of the European Phase 3 study of VENVANSE in children and adolescents with Attention-Deficit/Hyperactivity Disorder (ADHD) last year.*

VENVANSE® is the first long-acting prodrug stimulant and is currently commercialized in the US, and Canada for the treatment of ADHD in children, adolescents and adults (under the tradename VYVANSE®) and in Brazil for the treatment of ADHD in children (under the trade name VENVANSE®).

“The regulatory submission of VENVANSE in Europe is an important milestone for Shire and for physicians in the EU who are seeking alternative treatments to help their patients diagnosed with ADHD,” said Mike Yasick, Senior Vice President of Shire’s ADHD business unit. “VENVANSE is an approved ADHD treatment in North and South America and has become an important resource for physicians when helping their patients manage their ADHD symptoms, We look forward to making this treatment available in Europe.”

*   A randomised, double-blind, multicentre, parallel-group, placebo- and active-controlled, dose-optimisation, safety and efficacy study in 336 children and adolescents aged 6 to 17 years (data from this study were publicly disclosed on October 21st at the AACAP congress 2011 in Toronto)

About lisdexamfetamine dimesylate1;2
VENVANSE (LDX) is available as a prescription-only medicine in the USA (brand name VYVANSE® ; approved for the treatment of ADHD in children and adolescents  aged 6 to 17 and adults), Canada (brand name VYVANSE®  (available for use in children and adolescents aged 6 to 17 and adults) and Brazil (VENVANSE™; approved for children aged 6-12 years)

LDX should be used as part of a total treatment program that may include counseling or other therapies.

LDX is a prodrug of dextroamfetamine.  After oral administration, LDX is rapidly absorbed from the gastrointestinal tract and hydrolyzed primarily in whole blood to dextroamfetamine, which is responsible for the drug’s activity.

The safety and tolerability profiles of LDX are generally consistent with those of other CNS (central nervous system) stimulant medications, the most common side effects being decreased appetite, insomnia, abdominal pain, headache, and irritability.

About VYVANSE (from US safety information)

VYVANSE is a stimulant medication and federally controlled substance (CII) because it can be abused or lead to dependence.  Keep VYVANSE in a safe place to prevent misuse and abuse. Selling or giving away VYVANSE may harm others, and is against the law.  Misuse of stimulants may cause sudden death and serious cardiovascular adverse events.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

IMPORTANT SAFETY INFORMATION

VYVANSE is a federally controlled substance (CII) because it can be abused or lead to dependence. Keep in safe place to prevent misuse and abuse. Selling or giving away VYVANSE may harm others, and is illegal.  VYVANSE is a stimulant.  Misuse of stimulants may cause sudden death and serious heart problems.

•	VYVANSE should not be taken by patients who have:
Heart disease or hardening of the arteries,  moderate to severe high blood pressure,  overactive thyroid gland (hyperthyroidism),  glaucoma, agitated states, a history of drug abuse, taken an anti-depression medicine called a monoamine oxidase inhibitor (MAOI) within the last 14 days, or sensitivity to, are allergic to, or had a reaction to other stimulant medicines.

•	VYVANSE is a stimulant medicine. The following have been reported with use of stimulant medicines.
Heart-related problems:
o	sudden death in patients who have heart problems or heart defects
o	stroke and heart attack in adults
o	increased blood pressure and heart rate
Tell your doctor if you or your child have any heart problems, heart defects, high blood pressure, or a family history of these problems.  Call your doctor right away if you or your child have any signs of heart problems such as chest pain, shortness of breath, or fainting while taking VYVANSE.

Mental (Psychiatric) problems:
All Patients
o	new or worse behavior and thought problems
o	new or worse bipolar illness
o	new or worse aggressive behavior or hostility
Children and Teenagers
o	new psychotic symptoms (such as hearing voices, believing things that are not true, are suspicious) or new manic symptoms
Tell your doctor about any mental problems you or your child have, or about a family history of suicide, bipolar illness, or depression.  Call your doctor right away if you or your child have any new or worsening mental symptoms or problems while taking VYVANSE, especially seeing or hearing things that are not real, believing things that are not real, or are suspicious.

•	Serious side effects have been reported with use of stimulant medicines such as VYVANSE, including:
o	seizures, mainly in patients with a history of seizures
o	eyesight changes or blurred vision
o	motion and verbal tics. Patients with tics or Tourette’s syndrome may experience a worsening of symptoms while taking VYVANSE.
o	slowing of growth. Your child should have his or her height and weight checked often while taking VYVANSE. The doctor may stop treatment if a problem is found during these check-ups.
.
•	The most common side effects reported in studies of VYVANSE were:
• upper belly pain	• nausea	• dry mouth
• dizziness	• weight loss	• trouble sleeping
• irritability	• decreased appetite	• vomiting

This is not a complete summary of safety information. For additional safety information, please contact Shire’s medical information office at medinfoglobal@shire.com.

About ADHD

ADHD is one of the most common psychiatric disorders in children and adolescents.3;4  Worldwide prevalence of ADHD is estimated at 5.3 percent.5

ADHD is a psychiatric behavioural disorder that manifests as a persistent pattern of inattention and/or hyperactivity-impulsivity that is more frequent and severe than is typically observed in individuals at a comparable level of development.6;7 The exact origin of ADHD is unknown, but scientists speculate the disorder may be caused, in part, by an imbalance of two neurotransmitters, dopamine (DA) and noradrenaline (NA), which are believed to play an important role in the ability to focus and pay attention to tasks.8  Adequate diagnosis requires the use of medical and special psychological, educational and social resources, utilising diagnostic criteria such as Diagnostic and Statistical Manual of Mental Disorders-IV (DSM-IV-TR) or International Classification of Diseases 10 (ICD-10).6;7

Although there is no “cure” for ADHD, there are accepted treatments that specifically target its symptoms. A multimodal treatment approach that combines medication and behavioural modifications are found to be most effective in managing ADHD.9

•
ADHD-RS-IV is a standardized, validated test for assessing symptoms of ADHD and for assessing their response to treatment. The scale, which contains 18 items, is based on the ADHD diagnostic criteria as defined in the Diagnostic and Statistical Manual of Mental Disorders, Fourth Edition, Text Revision®, a publication of the American Psychiatric Association.10

•	CGI is a standard assessment used to rate the severity of a patient’s illness and improvement over time.11
•	CPRS-R is a comprehensive parent-rated scale that uses observer and self-report ratings to help assess ADHD and evaluate behavioral issues in children and adolescents.12
•
CHIP-CE/PRF is a 76-item questionnaire designed to measure the health of children aged 6 to 11 years from the caregiver’s perspective, and consists of five domains (Satisfaction, Comfort, Risk Avoidance, Resilience, and Achievement) that measure structurally distinct, interrelated aspects of health.13

•
The Health Utilities Index (HUI) descriptive system focuses on impairment and classifies respondents into either HUI2 or HUI3 health states.  The HUI2 consists of seven attributes (sensation, mobility, emotion, cognition, selfcare, pain and fertility), with three to five levels, leading to 24,000 possible health states.14

•
WFIRS-P is a scale to be completed by the parent/guardian of a child and evaluates how an individual is able to function; questions are framed to assess how often an individual’s behaviour or emotional problems have impacted various clinically-relevant domains of functioning.15

For further information please contact:

Investor Relations	Eric Rojas (erojas@shire.com)	+1 781 482 0999
	Sarah Elton-Farr (seltonfarr@shire.com)	+44 1256 894 157
Media	Jessica Mann (jmann@shire.com)	+44 1256 894 280
	Matthew Cabrey (mcabrey@shire.com)	+1 484 595 8248
	Nicole Barraud (nbarraud@shire.com)	+ 41 22 419 4056
	Emma Overington (emma.overington@porternovelli.co.uk)	+44 7720 277 120
	Kim Pickworth (kim.pickworth@porternovellinovelli.co.uk)	+44 7720 277 175

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder, human genetic therapies, gastrointestinal diseases and regenerative medicine as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

 For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, the Company’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of the Company’s Specialty Pharmaceuticals, Human Genetic Therapies and Regenerative Medicine products, as well as the ability to secure new products for commercialization and/or development; government regulation of the Company’s products; the Company’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on the Company’s products; the Company’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; the Company’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Reference List

(1)
Krishnan S, Zhang Y. Relative bioavailability of lisdexamfetamine 70-mg capsules in fasted and fed healthy adult volunteers and in solution: a single-dose, crossover pharmacokinetic study. J Clin Pharmacol 2008; 48(3):293-302.

(2)
Shojaei A, Ermer JC, Krishnan S. Lisdexamfetamine dimesylate as a treatment for ADHD: dosage formulation and pH effects. Presented at the Annual Meeting of the American Psychiatric Association, San Diego CA, USA, 19-24 May 2007. 2011.

(3)	Novik TS, Hervas A, Ralson SJ et al. Influence of gender on Attention-Deficit/Hyperactivity Disorder in Europe - ADORE. Eur Child Adolesc Psychiatry [Suppl 1] 2006; 15:1/15-1/24.

(4)
American Academy of Child and Adolescent Psychiatry. Practice Parameter for the Assessment and Treatment of Children and Adolescents with Attention-Deficit/Hyperactivity Disorder. J Am Acad Child Adolesc Psychiatry 2007; 46(7):894-921.

(5)	Polanczyk G, de Lima MS, Horta BL et al. The worldwide prevalence of ADHD: a systematic review and metaregression analysis. Am J Psychiatry 2007; 164(6):942-948.

(6)	American Psychiatric Association. Diagnostic and Statistical Manual of Mental Disorders DSM-IV-TR Fourth Edition (Text Revision). 2000.

(7)	WHO. International Classification of Diseases, 10th ed., (ICD-10). 2007.

(8)
Cheon KA, Ryu YH, Kim YK et al. Dopamine transporter density in the basal ganglia assessed with [123I]IPT SPET in children with attention deficit hyperactivity disorder. Eur J Nucl Med Mol Imaging 2003; 30(2):306-311.

(9)	National Institute of Mental Health Multimodal Treatment Study of ADHD follow-up: changes in effectiveness and growth after the end of treatment. Pediatrics 2004; 113(4):762-769.

(10)	Collett BR, Ohan JL, Myers KM. Ten-year review of rating scales. V: scales assessing attention-deficit/hyperactivity disorder. J Am Acad Child Adolesc Psychiatry 2003; 42(9):1015-1037.

(11)	Guy W. Clinical Global Impressions. ECDEU Assessment Manual for Psychopharmacology. Rockville, MD: US Department of Health, Education and Welfare, 1976.

(12)	Conners CK, Sitarenios G, Parker JD et al. The revised Conners' Parent Rating Scale (CPRS-R): factor structure, reliability, and criterion validity. J Abnorm Child Psychol 1998; 26(4):257-268.

(13)	Riley AW, Forrest CB, Starfield B et al. The Parent Report Form of the CHIP-Child Edition: reliability and validity. Med Care 2004; 42(3):210-220.

(14)	Grutters JP, Joore MA, van der HF et al. Choosing between measures: comparison of EQ-5D, HUI2 and HUI3 in persons with hearing complaints. Qual Life Res 2007; 16(8):1439-1449.

(15)	Weiss MD, Wasdell MB, Bomben MM. Weiss Functional Impairment Rating Scale - Parent Report (WFIRS-P). Version 2, November 29, 2004. 2004.